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                                                                   EXHIBIT 10.57


                         LEASE AGREEMENT OF MODERN CITY

This Agreement is made by the following three parties in Haidian District,
Beijing:

Property Owner:             HAO ZHANGANG, HAO JIANING, MENG CAIXIA  (the
                            "Owner" )
Identification card number: Hao Zhangang: 110101620910257
                            Meng Caixia:  320302640319324
                            Hao Jianing:   No identification card
Domicile:                   1/F Blue Sky Office Building, No.58 Fengtai Road,
                            Fengtai District, Beijing

Lessor:                     BEIJING BLUE SKY YUNDA TECHNOLOGY DEVELOPMENT CO.,
                            LTD. ("Party A")
Registration Number:        1101062178142 (1--1)
Legal address:              Blue Sky Office Building, No.58 Fengtai Road, Fengtai
                            District, Beijing
Legal Representative:       Hao zhangang

Lessee:                     BEIJING STONE RICH SIGHT INFORMATION TECHNOLOGY CO., LTD.
                            ("Party B")
Registration number:        Qi He Jing Zong Fu Zi No.006990
Registered address:         No.1, Wanquan Villege, Haidian District, Beijing City
Legal Representative:       Mao daolin

The three parties hereto, based on the principle of equality and mutual benefit, made the following agreements in relation to property lease through friendly negotiation:

1.   PROPERTY LEASE

1.1 The Owner agrees to entrust Party A to lease the property situated on 16/F Block C Part A of SOHO Modern City, No.88 Jianguo Road, Chaoyang District, Beijing, China ("Leased Property") to Party B for the use of office only. The gross floor area of the Leased Property is 1943.38 square meters, and the inside floor area is 1390.88 square meters.

1.2 The location of the Leased Property is specified in the Floor Map and Construction Drawing of the Leased Property attached hereto as Schedule I.

2.   TERM

2.1 The term of the lease is two years, from January 15, 2002 to January 15, 2004. During the term of the lease, the first seventy-six days from 15th January 2002 to 1st April 2002 are free of rent and property management fees.

2.2 Party B is entitled to request an extension of the term during the three months immediately before the expiry of the term. Upon the agreement of the parties hereto,


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     Party has the priority over any third person in leasing the Leased Property based on the same conditions and terms.

3.   RENT

3.1 The rent is US$15 per square meter (gross floor area) per month, including property management fees, totaling US$29150.7 per month.

3.2 The rent is due and payable each month. Party A shall issue to Party B the formal invoice specifying the amount of the rent of this month on Wednesday of the first week of each month. Upon receipt of the invoice, Party B shall pay the rent of this month by cheque on Thursday on the first week of each month. The exchange rate between US dollars and Renminbi is the relevant middle rate published by Bank of China on the payment date (or the day before the payment date if no exchange rate is published on the payment date).

4.   DEPOSIT

4.1 Party B shall pay to Party A within 7 business days an amount equal to the rent (including property management fees) of two months as deposit, totaling US$58301.4.

4.2 Party A shall refund the deposit to Party B, without interest, within 15 business days after the termination of this Agreement, provided that all fees due by Party B has been paid and the Lease Property is returned to Party A.

5.   PENALTY

5.1 If Party B fails to pay rent in accordance with this Agreement within the specified period of time, Party A is entitled to assess a penalty of 0.5ie of the amount due but unpaid per day.

5.2 Party B shall not pay any penalty if the delay of payment is due to the delay of Party A in issuing invoice or other reasons attributable to Party A.

6.   USE OF THE LEASED PROPERTY

6.1 Party B shall be entitled to reasonably use the Leased Property in accordance with this Agreement, and, the Owner and Party A warrant that Party B is entitled to use the public area and public facilities of SOHO Modern City ("Mansion") free of charge, provided that Party B shall comply with the management regulations provided by the property manager in relation to the public facilities of the Mansion (limited to those consented to by Party B in writing).

6.2 The Owner has the right to sell the Leased Property, however, the right of Party B to use the Leased Property provided herein shall not be affected no matter how the Owner disposes of the Leased Property. Otherwise, the Owner shall be deemed as having defaulted under this Agreement.

6.3 Party A agrees that Party B may allocate all or part of the Leased Property for its affiliated companies to use, but Party B remains as the Lessee. The affiliated companies of Party


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     B have the same right to use the Leased Property as Party B. Party B's affiliated companies include: Beijing Sina Interactive Information Service Co., Ltd., Beijing Sina Interactive Advertising Co., Ltd., Guangdong Sina Interactive Information Service Co., Ltd. and other companies which Party B notifies Party A in advance and in writing.

6.4 Except for the provisions above, Party B shall not sublet all or any of the Leased Property to any third person without the prior consents in writing of Party A.

6.5 During the term of the lease, Party A shall not interferes with, and guarantee that no third person shall interferes with, the use and enjoyment of Party B of the Leased Property unless justified by a reason, provided that Party B does not default in rent payment.

6.6 Without the consent in writing of Party B, Party A shall not install any objects or facilities in the vicinity of the Leased Property, which shall affect the enjoyment of sunshine or sight of Party B, including but not limited scroll, neon lights, advertising board, lampshade, lights and decoration. If the developer of the Mansion, property manager or any third person takes similar actions, Party A shall be responsible to prevent such actions from taking place. Otherwise, the rent shall be lowered or Party A shall compensate the losses of Party B.

6.7 Party A agrees that Party B may make reasonable decoration and change the route of the power supplying lines, air conditioning system, fire fighting system, but all relevant costs shall be born solely by Party B.

6.8 Upon the prior consent of Party B, Party A or its authorized representatives may enter the Leased Property at appropriate time and after having served reasonable notice. Except on occasions of fire fighting or other emergency, the entering into the Leased Property shall not affect the normal business of Party B.

6.9 During the three months immediately before the expiry of this Agreement, Party A and any other third person intending to lease the Leased Property accompanied by Party A may access to and inspect the Leased Property upon the prior consent of Party B, provided that the normal business of Party B shall not be affected by such accession and inspection.

7.   MAINTENANCE AND REPARATION

7.1 During the term of the lease, Party A shall be responsible for the maintenance and reparation of the major construction structure, walls, drainage facilities, pipelines and cables in accordance with relevant laws and regulations.

7.2 If the damage to the major construction structure, walls, drainage facilities, pipelines and cables is caused by Party B willfully or negligently, Party B shall be responsible for the reparation.

8.   AREA OF THE LEASED PROPERTY

8.1 The floor area of the Leased Property which is the base to calculate the rent shall be the floor area of the Leased Property surveyed by Beijing municipal housing authorities or other authorities authorized by the municipal government. If there is discrepancy between the floor area of the Leased Property surveyed by Beijing municipal housing


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     authorities or other authorities authorized by the municipal government and the floor area provided in Article 1 of this Agreement, the rent shall be calculated in accordance with the first one and appropriate adjustment of rent shall be made if necessary.

8.2 If the floor area surveyed by Beijing municipal housing authorities or other authorities authorized by the municipal government is smaller than the floor area provided in Article 1 of this Agreement, Party A shall refund the extra rent to Party A within 5 business days after the surveyed floor area is available or apply the extra rent to the rent payable afterwards. If the surveyed floor area is larger than the floor area provided in this Agreement, Party B shall be pay the balance.

9.   RETURN OF THE LEASED PROPERTY

9.1 Party B shall return the Leased Property to Party A upon the termination of this Agreement. If there is no material damage to the Leased Property, Party B may not revert the Leased Property to its original condition.

10.  Representations, Undertakings and Warranties

10.1 The parties hereto represents, undertakes and warrants to each other that:

(1)  it is a company duly established and validly existing;

(2) it has all necessary capacity to conduct the transaction contemplated herein, and such transaction is within its business scope;

(3) it has all necessary power and rights to sign this Agreement, and its authorized representative has obtained due authority to sign this Agreement on its behalf;

(4) it has the ability to perform the obligations provided herein, and such performance is not in violation of any laws or regulations which are applicable to it;

(5)  it has not entered into any liquidation, dissolution or bankruptcy process.

10.2 The Owner warrants that it has the integral ownership right to the Leased Property.

10.3 The Owner and Party Warrant that all necessary governmental approvals applicable to the Leased Property have been or shall be obtained, the use of the Mansion as office is in compliance with relevant laws and regulations, and can satisfy the need of Party B for its normal business.

11.  DEFAULT

11.1 If any party ("Defaulting Party") defaults against any of its obligations or fails to timely and completely perform its obligations provided herein, the other party ("Non-defaulting Party) is entitled to demand the Defaulting Party to rectify its defaults and take sufficient, effective and timely remedial actions to eliminate the aftermath of default, and make full compensation for the losses of Non-defaulting Party attributable to such defaults.

11.2 Upon the occurrence of default, if it is deemed to be impossible or unfair for the Non-defaulting Party to continue to perform its obligations provided herein upon the reasonable and objective judgment, the Non-defaulting Party is entitled to suspend its performance of the obligations and notify the Defaulting Party of such suspension until the defaults are stopped and sufficient, effective and timely remedial actions are taken by


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     Party A to eliminate the aftermath of the defaults and compensation is made to compensate the losses of the Non-defaulting Party.

11.3 The losses of the Non-defaulting Party to be compensated by the Defaulting Party include any direct losses and foreseeable indirect losses and costs incurred including but not limited to fees payable to legal counsel, court or arbitration fees, financial costs and transportation fares and room and board fees.

12.  FORCE MAJEUR

12.1 Force Majeur means any event which can not be controlled, foreseen or prevented by using reasonable efforts, and affects and delays the performance of any party hereto of all or part of its obligations. Such an event includes but not limited governmental decisions, natural disaster, war and any other similar event.

12.2 Any party which is affected by force majeur shall inform the other parties of the situation as soon as practical.

12.3 Any party which is affected by force majeur may suspend the performance of its obligations until the influence of the force majeur event is eliminated, and shall not be deemed as defaulting, provided that the affected party shall provide to other parties the certificate issued by relevant notary public or other appropriate entities attesting the occurrence of the force majeur event. Without such a certificate, other parties may hold the affected party liable for defaulting.

12.4 Each party shall exert its utmost efforts to alleviate or eliminate the aftermath of the force majeur event upon its occurrence. If any party fails to perform this obligation, this party shall be liable for losses which could have been prevented.

12.5 If the force majeur event affects any party to perform its obligations for consecutive 15 days or 30 days in accumulation, the parties shall consult with each other on the continuous performance of the obligations. If the parties cannot reach an agreement, any party may terminate this Agreement.

13.  EFFECTIVENESS, AMENDMENT AND TERMINATION

13.1 This Agreement becomes effective upon the signatures and common seals of the parties.

13.2 Upon the occurrence of any of the following event, other parties may unilaterally terminate this Agreement in writing:

(1) one party defaults, and the Defaulting Party fails to rectify the defaults or take sufficient, effective and timely remedial actions to eliminate the aftermath of the defaults and compensate the losses of the Non-defaulting Party attributable to such defaults;

(2) one party bankrupts or enters into liquidation process, and the process is not terminated within seven days;

(3) one party cannot perform the obligations due to influence of force majeur for over 10 days.

13.3 Upon the following actions of Party B, Party A is entitled to unilaterally terminate this


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     Agreement:

(1)  conducting illegal business activities in violation of laws or regulations;

(2) changing the use of the Leased Property without the consent of Party A; or, without the consent of Party A subletting all or part of the Leased Property or allowing any third party to use or co-use the Leased Property (excluding the affiliated companies of Party B).

13.4 If Party B cannot use or enjoy the Leased Property and the Mansion due to force majeur events or events not attributable to Party A (excluding the damage directly or indirectly caused the willful or negligent actions of Party B during the term of the lease), Party B is entitled to terminate this Agreement and notify Party A of the termination. Upon the termination, Party A shall refund the deposit and rent paid in advance.

13.5 The termination prior to the expiry of the term of the lease shall not affect any party's rights and obligations arising before the termination of this Agreement.

14.  NOTICE

14.1 Any notice from one party to other parties in relation to this Agreement shall be in writing and delivered by hand, fax, telegraph, telefax, email, or pre-paid mail or courier. If delivered by hand, fax, telegraph, telefax or email, the notice is deemed to reach the addresses on the date of dispatch; if delivered by pre-paid mail or courier, the notice is deemed to reach the addresses on the third day after the dispatch.

14.2 Each notice shall be delivered to the addresses mentioned in the first part of this Agreement unless these addresses are changed by the relevant party by a written notice.

15.  DISPUTE RESOLUTION

15.1 If any dispute arises out of this Agreement in terms of its interpretation and performance, the parties shall resolve the dispute through consultation in good faith.

15.2 If the parties cannot reach an agreement regarding the dispute, the parties shall submit the dispute to China International Trade and Economic Arbitration Commission for arbitration in accordance with its then effective arbitral rules. The arbitration shall take place in Beijing in Chinese language. The arbitral award shall be final and binding upon all parties.

15.3 The signing, effect, performance and interpretation as well as dispute resolution are governed by Chinese laws.

16.  OTHER PROVISIONS

16.1 This Agreement is executed in three original copies, each party holding one copy. Each original copy has the equal binding effect.

16.2 The Owner agrees that if Party A fails to perform its obligations provided herein disregarding any cause of such failure, the Owner shall perform these obligations, and shall be jointly and severally liable to Party B.


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16.3 The parties may amend this Agreement in writing. The amendment and supplemental agreements are integral parts of this Agreement, having equal binding effect with this Agreement.

16.4 If any provision of this Agreement becomes wholly or partially invalid or unenforceable due to contradicting with laws or governmental rules or other reasons, such provision is deemed having been deleted. However, the deletion of such provision shall not affect the validity of other provisions.

16.5 Unless provided otherwise, any omission or delay in exercising any right, power or privilege provided herein shall not be deemed to be a waiver of such right, power or privilege. Specific or partial exercise of any right, power or privilege shall not affect the exercise of other right, power or privilege.

16.6 This Agreement constitutes the whole agreement between the parties regarding the lease of the Leased Property, and supersedes any oral and written agreement, understanding and communication regarding the lease of the Leased Property reached prior or at the same time as this Agreement. Unless expressly provided in this Agreement, there is no express or implied obligations or undertakings among the parties hereto.

16.7 No party is entitled to terminate this Agreement prior to the expiry of the term of the Lease unless as provided in this Agreement and the schedules.

16.8 The following documents are integral schedules to, with equal binding effect as this Agreement: (i) the Floor Map and Construction Drawing of the Leased Property; (ii) the Supplemental Agreement of the Modern City Lease Agreement.



Owner:  HAO Zhangang, HAO Jianing, MENG Caixia

Signatures:          /s/
                ---------------------

Date: January 2002



Lessor:  Beijing Blue Sky Yunda Technology Development Co., Ltd.

Authorized representative:           /s/
                                ---------------

Date: January 2002



Lessee:  Beijing Stone Rich Sight Information Technology Co., Ltd.

Authorized representative:           /s/
                                --------------------

Date: January 2002


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